                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Retail Ventures, Inc.
           ----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):-------------------------------------------------

     (4)  Proposed maximum aggregate value of
            transaction:--------------------------------------------------------

     (5)  Total fee paid:-------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:-----------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:-------------------------

     (3)  Filing Party: --------------------------------------------------------

     (4)  Date Filed:-----------------------------------------------------------

                              RETAIL VENTURES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                  JUNE 9, 2004

                                       AND

                                 PROXY STATEMENT

                                    IMPORTANT

PLEASE COMPLETE, SIGN AND DATE YOUR PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED
       ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                              RETAIL VENTURES, INC.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                                 (614) 471-4722

         May 10, 2004

         To the Shareholders of Retail Ventures, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of Retail Ventures, Inc. (the "Company") will be held at the Hilton Columbus, 3900 Chagrin Drive, Columbus, Ohio 43219, on Wednesday, June 9, 2004, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

                  1. To elect seven directors, each for a term of one year and until their successors are duly elected and qualified.

                  2. To transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on May 3, 2004 are entitled to notice of and to vote at the Annual Meeting of Shareholders.

                                             By Order of the Board of Directors,

                                                                James A. McGrady
                                       Executive Vice President, Chief Financial
                                                Officer, Treasurer and Secretary

YOUR VOTE IS IMPORTANT

                  You are urged to date, sign and promptly return the enclosed form of proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Voting your shares by the enclosed proxy does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting. If you attend, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy.

                                    CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT...................................................................................................       1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT....................................................       2

ELECTION OF DIRECTORS.............................................................................................       5

OTHER DIRECTOR INFORMATION, COMMITTEES OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION..........................       6

AUDIT AND OTHER SERVICE FEES......................................................................................      10

AUDIT COMMITTEE REPORT............................................................................................      11

COMPENSATION OF MANAGEMENT........................................................................................      12

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION....................................................      17

PERFORMANCE GRAPH.................................................................................................      18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................................................................      19

INDEPENDENT PUBLIC ACCOUNTANTS....................................................................................      21

OTHER MATTERS.....................................................................................................      22

ANNEX A - AUDIT COMMITTEE CHARTER

ANNEX B - AUDIT COMMITTEE PRE-APPROVAL POLICY

                              RETAIL VENTURES, INC.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                                 (614) 471-4722

    PROXY STATEMENT

                  The enclosed proxy is being solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, June 9, 2004, and any adjournments thereof. This proxy statement, including the Notice of Meeting and the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, was first mailed to shareholders on May 10, 2004.

                  Only shareholders of record at the close of business on May 3, 2004, are entitled to notice of and to vote at the meeting or any adjournments thereof. The total number of outstanding shares entitled to vote at the meeting is 33,804,713. Each shareholder is entitled to one vote for each share held.

                  Without affecting any vote previously taken, the proxy may be revoked by the shareholder by giving a written notice of revocation to the Company in writing (attention: James A. McGrady, Secretary). A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy or by giving notice of revocation in open meeting.

                  All properly executed proxies received by the Board of Directors will be voted as directed by the shareholder. All properly executed proxies received by the Board of Directors which do not specify how shares should be voted will be voted "FOR" the election as directors of the nominees listed below under "Election of Directors."

                  The presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers who hold their customers' shares in street name sign and submit proxies for such shares and vote such shares on some matters, but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which includes the election of directors.

                  Solicitation of proxies may be made by mail, personal interview and telephone by officers, directors and regular employees of the Company, and by the employees of the Company's transfer agent, National City Bank. In addition, the Company has retained a firm specializing in proxy solicitations, Georgeson Shareholder Communications, Inc., at a cost of approximately $1,500 to assist the Company with its proxy solicitation process. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  The following table sets forth information with respect to the only persons known to the Company to own beneficially more than five percent of the outstanding common shares of the Company as of May 3, 2004:

                                                           AMOUNT AND
    TITLE OF               NAME AND                   NATURE OF BENEFICIAL
     CLASS           ADDRESS OF BENEFICIAL OWNER           OWNERSHIP                    PERCENT OF CLASS
    --------         ---------------------------      --------------------              ----------------
(All of these are   Schottenstein Stores                   28,928,851(2)                       39.9%
 common shares)     Corporation (1)
                    1800 Moler Road
                    Columbus, Ohio 43207

                    Cerberus Partner, L.P.                  9,722,085(3)                       18.3%
                    450 Park Avenue
                    28th Floor
                    New York, New York 10022.

                    Dimensional Fund Advisors Inc.          1,943,500(4)                        5.4%
                    1299 Ocean Avenue,
                    11th Floor,
                    Santa Monica, CA 90401

---------------
(1) Prior to the completion of our initial public offering on June 18, 1991, the Company was operated as the Department Store Division of Schottenstein Stores Corporation ("SSC"). On that date, SSC transferred substantially all of the net assets of the Division to the Company in exchange for common shares. SSC is a closely-held Ohio corporation. SSC common stock is beneficially owned by certain of our directors and other Schottenstein family members, as follows, as of May 3, 2004:

                                                         SHARES OF
NAME OF BENEFICIAL OWNER                             SSC COMMON STOCK               PERCENT OF CLASS
------------------------                             -----------------              ----------------
Jay L. Schottenstein                                  299.38139 (a)                       78.4%
Geraldine Schottenstein                                27.41707 (b)                        7.2%
Ari Deshe                                              27.41707 (c)                        7.2%
Jon P. Diamond                                         27.41707 (d)                        7.2%
                                    Total             381.63260                          100.0%

---------------
(a) Represents sole voting and investment power over 299.38139 shares held in irrevocable trusts for family members as to which Jay L. Schottenstein is trustee and as to which shares Mr. Schottenstein may be deemed to be the beneficial owner.

(b) Represents sole voting and investment power over 27.41707 shares held by Geraldine Schottenstein as trustee of an irrevocable trust for family members as to which shares Geraldine Schottenstein may be deemed to be the beneficial owner.

(c) Represents sole voting and investment power over 27.41707 shares held by Ari Deshe, as trustee of irrevocable trusts for family members, as to which shares Mr. Deshe may be deemed to be the beneficial owner.

(d) Represents sole voting and investment power over 27.41707 shares held by Jon Diamond and his wife, Susan Schottenstein Diamond, as trustees of irrevocable trusts for family members, as to which shares Mr. Diamond may be deemed to be the beneficial owner.

                  (2) Includes:

                           (a) 19,206,766 common shares owned of record and
                               beneficially by SSC.

                           (b) 8,333,333 common shares issuable upon conversion
                               of Senior Subordinated Convertible Loans in the principal amount of $37,500,000 (the "Convertible Loan"). The Convertible Loan is convertible at any time to the extent any portion of the loan remains outstanding at the option of the holder thereof into common shares. The conversion price of the Convertible Loan is $4.50 per share, subject to conversion price adjustments.

                           (c) 1,388,752 common shares (subject to certain
                               conversion price adjustments) issuable pursuant to a warrant received by SSC in connection with an additional loan made to the Company. Based on information contained in a Schedule 13D filed by SSC on October 15, 2003.

                           Does not include 67,944 shares held by the Ann and Ari Deshe Foundation and 67,944 shares held by the Jon and Susan Diamond Family Foundation, all being private charitable foundations. The foundations' trustees and officers consist of at least one of the following persons: Geraldine Schottenstein, Jay Schottenstein, Jon Diamond and/or Ari Deshe, in conjunction with other Schottenstein family members.

                      (3) Cerberus Partners, L.P., a Delaware limited partnership ("Cerberus"), is the holder of Senior Subordinated Convertible Loans in the principal amount of $37,500,000 (the "Convertible Loan"). The Convertible Loan is convertible at any time to the extent any portion of the loan remains outstanding at the option of the holder thereof into common shares of the Company. The conversion price of the Convertible Loan is $4.50 per share, subject to conversion price adjustments. Further, Cerberus is the holder of a warrant to purchase 1,388,752 Shares (subject to certain conversion price adjustments) in connection with an additional loan made to the Company. Stephen Feinberg possesses sole power to vote and direct the disposition of all of the Company securities held by Cerberus. Based on information contained in a Schedule 13D/A filed by Stephen Feinberg on October 9, 2002 and a Form 4 filed by Stephen Feinberg October 10, 2002.

                      (4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the Company securities described in this schedule that are owned by the funds and may be deemed to be the beneficial owner of the shares of the issuer held by the Funds. Dimensional disclaims beneficial ownership of such securities. Based on information contained in a
                           Schedule 13G/A filed by Dimensional on February 6, 2004.

    SECURITY OWNERSHIP OF MANAGEMENT

                  The following table sets forth, as of May 3, 2004, information with respect to the Company's common shares owned beneficially by each director individually, by the executive officers named in the Summary Compensation Table set forth on page 12 of this proxy statement and by all directors and executive officers as a group:

                                                                     AMOUNT AND
                                                                      NATURE OF
   TITLE OF                                                           BENEFICIAL
    CLASS                 NAME OF BENEFICIAL OWNER                   OWNERSHIP (1)   PERCENT OF CLASS (2)
   --------               ------------------------                   -------------   --------------------
(All of these are   Henry L. Aaron                                       16,000              *
common shares)      Julia A. Davis                                        8,000              *
                    Ari Deshe (4)(6)(8)                                  24,972              *
                    Jon P. Diamond (4)(6)                                11,700              *
                    Elizabeth M. Eveillard                               10,000              *
                    Edwin J. Kozlowski (3)                              316,000              *
                    James A. McGrady                                    245,000              *
                    John C. Rossler (3)                                 466,000              *
                    Jay L. Schottenstein (4)(5)(6)(7)                   282,500              *
                    Harvey L. Sonnenberg (8)                             30,000              *
                    James L. Weisman (8)                                 11,300              *
                    All directors and executive officers as a
                    group (12 persons) (3)(4)(5)(6)(7)(8)             1,435,472            3.8%

----------------
* Represents less than 1% of outstanding common shares, net of treasury shares.

(1) Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed.

     Includes the following number common shares as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options within 60 days of May 3, 2004: Mr. Aaron, 10,000; Ms. Davis, 8,000; Mr. Deshe, 10,000; Mr. Diamond, 10,000; Ms. Eveillard, 10,000 shares; Mr. Kozlowski, 236,000; Mr. McGrady, 239,000; Mr. Rossler, 351,000; Mr. J.
     Schottenstein, 56,000; Mr. Sonnenberg, 10,000; Mr. Weisman, 10,000 and all directors and executive officers as a group, 950,000.

(2) The percent is based upon the 33,804,713 common shares outstanding, net of treasury shares, as of May 3, 2004.

(3) Includes 110,000 shares for Mr. Rossler and 80,000 shares for Mr. Kozlowski and 190,000 shares for all directors and executive officers as a group, which are owned subject to a risk of forfeiture on termination of employment with vesting over a period of years pursuant to the terms of Restricted Stock Agreements.

(4) Does not include 19,206,766 common shares owned of record and beneficially by SSC; 8,333,333 common shares issuable upon conversion of Senior Subordinated Convertible Loans in the principal amount of $37,500,000, which is convertible at any time to the extent any portion of the loan remains outstanding at the option of SSC into common shares of the Company; and a warrant to purchase 1,388,752 common shares (subject to certain conversion price adjustments) held by SSC in connection with an additional loan made to the Company. Jay L. Schottenstein is the Chairman and Chief Executive Officer of SSC. Jay L. Schottenstein, Ari Deshe and Jon P. Diamond are members of the Board of Directors of SSC. See Note 2 to preceding table.

(5) Includes 52,500 common shares owned by Glosser Brothers Acquisition, Inc. Mr. Schottenstein is Chairman of the Board, President and a director of Glosser Brothers Acquisition, Inc. and a trustee or co-trustee of family trusts that own 100% of the stock of Glosser Brothers Acquisition, Inc. Mr. Schottenstein disclaims beneficial ownership of the common shares owned by Glosser Brothers Acquisition, Inc.

(6) Does not include 67,944 shares held by the Ann and Ari Deshe Foundation and 67,944 shares held by the Jon and Susan Diamond Family Foundation, all being private charitable foundations. The foundations' trustees and officers consist of at least one of the following persons: Geraldine Schottenstein, Jay Schottenstein, Jon Diamond and/or Ari Deshe; in conjunction with other Schottenstein family members.

(7) Includes 30,000 shares as to which Jay L. Schottenstein shares voting and investment power as trustee of a trust which owns the shares.

(8) Includes 10,000 shares held for the benefit of Mr. Deshe's minor children; 15,000 shares held by Mr. Sonnenberg's spouse and 500 shares held by Mr. Weisman's spouse.

    ELECTION OF DIRECTORS

                  The number of members of our Board of Directors has been fixed at fourteen by action of the Board pursuant to the Amended and Restated Code of Regulations. Board members serve until the Annual Meeting following their election or until their successors are duly elected and qualified. The Nominating and Board Governance Committee has nominated seven persons for election as directors of the Company with their terms to expire in 2005. If each of the nominees is elected, seven vacancies will exist on the Board.

                  Set forth below is certain information relating to the nominees for election as directors:

NAME                 AGE   DIRECTORS AND THEIR PRINCIPAL OCCUPATIONS / BUSINESS EXPERIENCE    DIRECTOR SINCE
----                 ---   ---------------------------------------------------------------    --------------
Jay L.               49    Chairman of the Company, American Eagle Outfitters, Inc. and             1991
Schottenstein              SSC since March 1992 and Chief Executive Officer from April
                           1991 to July 1997 and from July 1999 to December 2000.  Mr.
                           Schottenstein served as Vice Chairman of SSC from 1986 until
                           March 1992 and as a director of SSC since 1982. He served SSC as President of the Furniture Division from 1985 through June
                           1993 and in various other executive capacities since 1976.  Mr.
                           Schottenstein is also a director of American Eagle Outfitters,
                           Inc., which is a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

Henry L. Aaron       70    Mr. Aaron presently serves as Senior Vice President of the               2000
                           Atlanta National League Baseball Club, Inc. and as President of
                           Hank Aaron BMW, an Atlanta automobile dealership, along with a number of other private business interests.

Ari Deshe            53    Chairman and Chief Executive Officer since 1996 and President            1997
                           and Chief Executive Officer from 1993 to 1996 of Safe Auto
                           Insurance Company, a property and casualty insurance company.
                           Prior to that, Mr. Deshe served as President of Safe Auto
                           Insurance Agency from 1992 to 1993 and President of Employee
                           Benefit Systems, Inc. from 1982 to 1992.  Mr. Deshe is also a director of American Eagle Outfitters, Inc., which is a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

Jon P. Diamond       46    President and Chief Operating Officer since 1996 and Executive           1991
                           Vice President and Chief Operating Officer from 1993 to 1996 of
                           Safe Auto Insurance Company.  Mr. Diamond served as Vice
                           President of SSC from March 1987 to March 1993 and served SSC in various management positions since 1983.  Mr. Diamond is also a director of American Eagle Outfitters, Inc., which is a company with a class of securities registered pursuant to
                           Section 12 of the Securities Exchange Act of 1934.

NAME                 AGE   DIRECTORS AND THEIR PRINCIPAL OCCUPATIONS / BUSINESS EXPERIENCE    DIRECTOR SINCE
----                 ---   ---------------------------------------------------------------    --------------
Elizabeth M.         57    Ms. Eveillard is an independent consultant.  Ms. Eveillard               2001
Eveillard                  served as Senior Managing Director and a Consultant, Retailing
                           and Apparel Group, Bear, Stearns & Co., Inc. from 2000 until
                           2003.  Prior to that time, Ms. Eveillard served as the Managing
                           Director, Head of Retailing Industry Group, Paine Webber
                           Corporation from 1988 to 2000.  From 1972 to 1988, Ms.
                           Eveillard held various executive positions including Managing
                           Director in the Merchandising Group with Lehman Brothers.  Ms.
                           Eveillard is also a director of Too, Inc. and Mayor's Jewelers,
                           Inc., which are companies with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

Harvey L.            62    Partner in the CPA and consulting firm, Weiser & Co., LLP,               2001
Sonnenberg                 since November 1994. Mr. Sonnenberg is active in a number of professional organizations including the American Institute of
                           CPA's and the New York State Society of CPA's and has long been involved in rendering professional services to the retail and apparel industry.

James L. Weisman     65    President and a member of Weisman Goldman Bowen & Gross, LLP, a          2001
                           Pittsburgh, Pennsylvania law firm. He has extensive legal
                           experience in working with retail clients. His primary areas of practice have been in banking transactions and overseeing and directing litigation.

                 Unless otherwise directed, the persons named in the proxy will vote the proxies for the election of the above-named nominees as directors of the Company, each to serve for a term of one year and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. While it is contemplated that all nominees will stand for election, in the event any person nominated fails to stand for election, the proxies will be voted for such other person or persons as may be designated by the directors. Management has no reason to believe that any of the above-mentioned persons will not stand for election or serve as a director.

                 Under Ohio law and the Company's Regulations, the nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy.

    OTHER DIRECTOR INFORMATION, COMMITTEES OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

    GENERAL

                  A total of four meetings of the Board of Directors of the Company were held during fiscal 2003. No director attended less than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which that director served during the period each served as a director.

                  There are no family relationships among our directors and executive officers except that Messrs. Deshe and Diamond are each married to a sister of Mr. Schottenstein.

                  Each of Messrs. Aaron, Sonnenberg and Weisman and Ms. Eveillard are paid an annual retainer of $30,000 and receive $20,000 annually for each committee on which they serve. Each of Messrs. Diamond and Weisman do not receive any compensation for serving as members of the Community Affairs Committee. In addition, Messrs. Aaron, Deshe and Diamond, Sonnenberg and Weisman and Ms. Eveillard receive a quarterly board meeting fee of $5,000 so long as they attend at least one board meeting during that quarter.

                  The Company's Corporate Governance Principles provides that all incumbent directors and director nominees are encouraged to attend the annual meeting of shareholders. A total of seven directors attended the annual meeting of shareholders in 2003.

                  Each of Messrs. Aaron, Sonnenberg and Weisman and Ms. Eveillard are automatically granted options each quarter to purchase 2,500 of our common shares under our 2000 Stock Incentive Plan. Options are granted on the first day of each fiscal quarter. Each option is granted for a period of ten years. Options become exercisable on the first anniversary of the date of grant.

    CORPORATE GOVERNANCE PRINCIPLES

                  On March 18, 2004, the Board of Directors adopted Corporate Governance Principles that address Board structure, membership (including nominee qualifications), performance, operations and management oversight. The Company's corporate and investor website at www.valuecity.com contains the Corporate Governance Principles.

                  The Corporate Governance Principles provide that the Board's goal is that a majority of the directors should be independent directors. A director will be designated as independent if he or she (i) has no material relationship with the Company or its subsidiaries; (ii) satisfies the other criteria specified by New York Stock Exchange listing standards; (iii) has no business conflict with the Company or its subsidiaries; and
                  (iv) otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board of Directors. The Board of Directors has affirmatively determined that the following directors are independent under that definition:

                             Henry L. Aaron
                             Elizabeth M. Eveillard
                             Harvey L. Sonnenberg
                             James L. Weisman

                  As of the date of this Proxy Statement, Schottenstein Stores Corporation owns approximately 57% of the common shares of the Company. As a result, the Company is a "controlled company" and is exempt from the New York Stock Exchange requirements requiring a majority of independent directors, a fully independent nominating committee and a fully independent compensation committee. Notwithstanding the availability of such an exemption, the Company has voluntarily chosen to comply with all such independence requirements. The Board of Directors has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, all of which are comprised solely of independent directors.

    NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

                  Until December 10, 2003, the members of the Nominating and Corporate Governance Committee were Messrs. Schottenstein, Deshe and Weisman. On that date, the Board elected Messrs. Weisman (Chair), Aaron and Sonnenberg, and Ms. Eveillard, each of whom is independent as discussed above, as the members of the Nominating and Corporate Governance Committee. On March 18, 2004, the Committee recommended, and the Board of Directors approved, a Nominating and Corporate Governance Committee Charter, which can be found on the Company's corporate and investor website at www.valuecity.com.

                  The Committee met one time during fiscal 2003. Its functions include assisting the Board in determining the desired qualifications of directors, identifying potential individuals meeting those qualification criteria, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, the Committee also reviews the Corporate Governance Principles, makes recommendations to the Board with respect to other corporate governance principles applicable to the Company, oversees the annual evaluation of the Board and management, and reviews management and Board succession plans.

                  The Nominating and Corporate Governance Committee meets to discuss, among other things, identification and evaluation of potential candidates for nomination as a director. Potential candidates are identified and evaluated according to the qualification criteria set forth in the Board's Corporate Governance Principles, including independence, character, diversity, age, skills and experience of such individuals.

                  The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2005 Annual Meeting of Shareholders, provided that the names of such nominees are submitted in writing, not later than January 9, 2005, to the Company (Attn: James L. Weisman). Each such submission must include: (a) as to the nominee, (i) name, age, business address and residence address; (ii) principal occupation or employment; (iii) the class and number of shares of the Company beneficially owned; and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) name and record address and
                  (ii) the class and number of shares of the Company beneficially. Such notice shall be accompanied by a consent signed by the nominee evidencing a willingness to serve as a director, if nominated and elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.

                  Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for director recommended by a shareholder.

COMPENSATION COMMITTEE

                  The members of the Compensation Committee are Ms. Eveillard (Chair) and Messrs. Aaron, Sonnenberg and Weisman. Each member of the Compensation Committee is independent as discussed above. None of the members of the Compensation Committee are present or former officers of our Company or are themselves or any of their affiliates, if any, parties to agreements with the Company.

                  Mr. Weisman became a member of the Compensation Committee on December 10, 2003 and, as a result, did not participate in the deliberations on compensation discussed in the Report of the Compensation Committee prior to December 10, 2003, which begins on page 17. Therefore, his name does not appear on that Report. Mr. Weisman did not receive any compensation for serving as a member of the Compensation Committee in fiscal 2003.

                  On March 18, 2004, the Committee recommended, and the Board of Directors approved, a Compensation Committee Charter, which can be found on the Company's corporate and investor website at www.valuecity.com.

                  The Compensation Committee met three times during fiscal 2003. The Compensation Committee's functions include evaluating the Chief Executive Officer's performance and, based upon these evaluations, setting the Chief Executive Officer's annual compensation; reviewing and approving the compensation packages of the Company's other executive officers; making recommendations to the Board with respect to the Company's incentive compensation, retirement and other benefit plans; making administrative and compensations decisions under such plans; and recommending to the Board the compensation for non-employee Board members.

AUDIT COMMITTEE

                  The members of the Audit Committee are Messrs. Sonnenberg (Chair) and Weisman and Ms. Eveillard. Each member of the Audit Committee is independent. The Board of Directors has affirmatively determined that each of them is independent in accordance with the listing standards of the New York Stock Exchange and that Harvey L. Sonnenberg is an audit committee financial expert as such term is defined by the Securities and Exchange Commission under Item 401(h) of Regulation S-K.

                  On March 18, 2004, the Committee recommended, and the Board of Directors approved, a revised Audit Committee Charter, which is attached as Annex A to this proxy statement.

                  The Audit Committee met nine times during fiscal 2003. Its functions include providing assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent public accountants, the Company's system of internal controls, the Internal Audit function, the Company's code of ethical conduct, retaining and, if appropriate, terminating the independent public accountants, and approving audit and non-audit services to be performed by the independent public accountants.

                  No member of the Audit Committee is currently serving on the audit committees of more than three public companies.

COMMUNITY AFFAIRS COMMITTEE

                  The Board of Directors formed the Community Affairs Committee in December 2003 to advise management on community affairs and public relations matters. The members of the Community Affairs Committee are Messrs. Aaron (Chair), Diamond and Weisman. The Community Affairs Committee did not meet during fiscal 2003. Mr. Aaron did not receive any compensation for serving on the Community Affairs Committee in fiscal 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                 Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who are beneficial owners of more than ten percent of our common shares ("reporting persons") to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company assists its directors and executive officers in completing and filing those reports. The Company believes that all filing requirements applicable to our directors and executive officers were complied with during the last completed fiscal year; however, an amended Form 5 for fiscal 2002 was filed to disclose stock options granted by the Company on February 4, 2002 to John C. Rossler.

CODE OF ETHICS AND CORPORATE GOVERNANCE INFORMATION

                  The Company has adopted a code of ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and an additional code of ethics that applies to senior financial officers. These codes of ethics, designated as the "Code of Conduct" and the "Code of Ethics for Senior Financial Officers," respectively, by the Company can be found on the Company's investor website at www.valuecity.com. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding any amendment to, or waiver from, any applicable provision (related to elements listed under Item 406(b) of Regulation S-K) of the "Code of Conduct" or the "Code of Ethics for Senior Financial Officers" that applies to the Company's directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Company's website at www.valuecity.com.

AUDIT AND OTHER SERVICE FEES

                  The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company's independent public accountants are pre-approved. The Committee's Pre-Approval Policy is attached as Annex B to this proxy statement. No services were provided by the independent public accountants in fiscal 2003 that were approved by the Committee under Securities and Exchange Commission Regulation S-X
                  Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimis approved by the Committee after such services have been performed).

                  The following table sets forth the aggregate fees for professional services rendered by Deloitte & Touche LLP for each of the last two fiscal years of the Company.

                                        2003                       2002
                                        ----                       ----
Audit fees (1)                        $616,050                  $390,450
Audit-related fees (2)                $ 16,135                  $173,250
Tax fees (3)                          $    700                  $  2,704
All other fees (4)                           -                  $ 72,082
                      Total           $632,885                  $638,486

(1) Includes services rendered for the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q and other audit services normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.

(2) Includes assurance and related services reasonably related to the performance of the audit or review of the Company financial statements not reported as "audit fees". Audit-related fees for fiscal 2003 include benefit plan audits. Audit-related fees for 2002 primarily include services rendered in connection with acquisitions and investments made by the Company during the year, accounting services rendered in connection with the Company's Senior Notes offering and benefit plan audits.

(3) Includes services rendered for tax compliance, tax advice and tax planning. Tax fees for both years primarily include services related to the organization of the Company's subsidiaries and other tax and tax planning advice. Tax fees for fiscal 2003 also include services rendered in connection with federal and international tax audits.

(4) For fiscal 2003, no products or services were provided to the Company other than those reported as audit, audit-related or tax fees. For fiscal 2002, all other fees are principally related to the refinancing in June 2002.

AUDIT COMMITTEE REPORT

                  In performing its responsibilities, the Audit Committee, in addition to other activities, (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), as modified or supplemented; and (iii) received the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with Deloitte & Touche LLP the firm's independence. Based on these reviews, discussions and activities, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2003 for filing with the Securities and Exchange Commission.

                  The Audit Committee considered whether the provision of non-audit services by Deloitte & Touche LLP were compatible with maintaining such firm's independence.

                                              Respectfully submitted,

                                              AUDIT COMMITTEE
                                              Harvey L. Sonnenberg, Chair
                                              Elizabeth M. Eveillard
                                              James L. Weisman

COMPENSATION OF MANAGEMENT

                  The following table summarizes compensation awarded or paid to, or earned by, each of the named executive officers during each of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM COMPENSATION
                                                                                       AWARDS            PAYOUTS
                                      ANNUAL COMPENSATION                    RESTRICTED     SECURITIES
                                                            OTHER ANNUAL       STOCK        UNDERLYING     LTIP        ALL OTHER
      NAME AND                  SALARY (1)     BONUS        COMPENSATION      AWARD(S)     OPTIONS/SARS  PAYOUTS (2)  COMPENSATION
PRINCIPAL POSITION      YEAR      ($)           ($)             ($)             ($)            (#)          ($)          (3) ($)
                        2003    $250,000          None           None           None             None        None          None
Jay L. Schottenstein    2002    $250,000          None           None           None             None        None          None
   Chairman             2001    $250,000          None           None           None             None        None          None

John C. Rossler         2003    $717,500          None               (4)        None             None    $805,000       $30,473
   President and        2002    $694,344      $985,000               (4)    $466,400(5)     2,430,000        None       $31,602
   Chief                2001    $404,181      $497,058               (4)    $ 21,600(6)         5,000        None       $34,008
   Executive Officer

Edwin J. Kozlowski      2003    $512,100          None        $51,745(7)        None             None    $200,000          None
   Executive Vice       2002    $496,154      $525,000        $92,025(8)    $339,200(5)     1,720,000        None       $ 3,609
   President and        2001    $223,846      $225,000               (4)        None             None        None       $77,823
   Chief Operating
   Officer

James A. McGrady        2003    $408,077          None               (4)        None             None        None       $ 6,577
   Chief Financial      2002    $397,436      $210,000               (4)        None          540,000        None       $ 6,324
   Officer,             2001    $325,000      $140,000               (4)    $ 21,600(6)         5,000        None       $ 1,801
   Treasurer and
   Secretary

Julia A. Davis          2003    $250,000      $ 50,000               (4)        None           40,000        None          None
   Executive Vice       2002    $ 14,423      $ 85,417(9)            (4)        None             None        None          None
   President and        2001        None          None           None           None             None        None          None
   General Counsel

---------------
(1) Includes amounts deferred by the executive officer pursuant to the Deferred Compensation Plan established in 1998. The plan was terminated January 31, 2003.

(2) In July 2002, the Compensation Committee of the Board of Directors recommended and the Board of Directors approved the establishment of a "value creation" program, pursuant to which cash payments are made to certain participants including Messrs. Rossler and Kozlowski. Mr. Rossler was awarded an aggregate of $1,610,000 pursuant to the program, subject to a risk of forfeiture on termination of employment, $805,000 of which was paid during fiscal 2003. Mr. Kozlowski was awarded an aggregate of $400,000 pursuant to the program, subject to a risk of forfeiture on termination of employment, $200,000 of which was paid during fiscal 2003.

(3) The amounts shown in this column for each named executive officer consist of contributions or other allocations to the Company's 401(k) Plan and Associate Stock Purchase Plan for the named executive officer, as follows:

                                         401(K) PLAN AND
                                  ASSOCIATE STOCK PURCHASE PLAN
                                  -----------------------------
NAME                           2003           2002          2001
----                           ----           ----          ----
Jay L. Schottenstein            None           None          None
John C. Rossler               $9,433         $8,458        $8,760
Edwin J. Kozlowski              None           None          None
James A. McGrady              $6,577         $6,324        $1,801
Julia A. Davis                  None           None          None

     The Company paid the premiums for a life insurance policy for Mr. Rossler pursuant to which Mr. Rossler will receive the benefit of any cash surrender value. The cost of the remainder of the premiums under such policy was $21,040 for fiscal 2003, $23,144 for fiscal 2002 and $25,248 for fiscal 2001.

     The Company paid Mr. Kozlowski $3,609 and $77,823 for relocation expenses in fiscal 2002 and fiscal 2001, respectively.

(4) The aggregate amount of perquisites and other benefits paid the named officers in these fiscal years did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(5) The value (determined based on the closing price of the common shares on the NYSE on the date of grant) of 110,000 shares of restricted stock awarded to Mr. Rossler and 80,000 shares of restricted stock awarded to Mr. Kozlowski, all of which shares will vest on February 4, 2006. As of February 2, 2002, the value of Mr. Rossler's 110,000 shares of restricted stock and Mr. Kozlowski's 80,000 shares of restricted stock was $466,400 and $339,200, respectively (determined based on the closing price of the common shares on the NYSE on the last trading day before February 2, 2002).

(6) The value (determined based on the closing price of the common shares on the NYSE on the date of grant) of 5,000 shares of restricted stock awarded to Mr. Rossler and 5,000 shares of restricted stock awarded to Mr. McGrady, all of which vested on August 29, 2002.

(7) Includes $17,290 relating to country club dues and membership fees paid by the Company and $13,014 relating to automobile tax gross up.

(8) In fiscal 2002, the Company forgave a loan in the amount of $60,000 owed by Mr. Kozlowski to the Company.

(9) Includes $75,000 received by Ms. Davis as a sign-on bonus pursuant to the terms of her employment agreement with the Company.

     The following table sets forth information concerning individual grants of stock options made during the last fiscal year to each of the named executive officers.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS
                          ------------------------------------------------------------------------------------
                                                                                    POTENTIAL REALIZED VALUE
                            NUMBER OF      % OF TOTAL                              AT ASSUMED ANNUAL RATES OF
                           SECURITIES        OPTIONS                                STOCK PRICE APPRECIATION
                           UNDERLYING      GRANTED TO      EXERCISE                    FOR OPTION TERM (2)
                             OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION  ---------------------------
      NAME                GRANTED (#)(1)   FISCAL YEAR    ($/SHARE)      DATE          5%            10%
      ----                --------------  ------------    ---------    ----------      --            ---
Jay L. Schottenstein          None             --            --            --            --          --
John C. Rossler               None             --            --            --            --          --
Edwin J. Kozlowski            None             --            --            --            --          --
James A. McGrady              None             --            --            --            --          --
Julia A. Davis               40,000           2.8%        $1.63        3/14/2013    $18,014     $39,805

--------------
(1) All options are exercisable 20% per year, beginning on the first anniversary of the original grant date, on a cumulative basis and expire ten years from the original grant date.

(2) Represents the potential realizable value of each grant of options assuming that the market price of the common shares appreciates in value from the date of grant to the end of the option term at either a 5% or 10% annualized rate, based on the difference between the assumed per share value and the per share option exercise price, multiplied by the total number of option shares.

                  The following table sets forth information regarding each individual exercise of stock options made during the last fiscal year by each of the named executive officers.

                           AGGREGATED OPTION EXERCISES
                        AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF            POTENTIAL REALIZED VALUE AT
                                                          SECURITIES UNDERLYING        ASSUMED ANNUAL RATES OF
                              SHARES                       UNEXERCISED OPTIONS       STOCK PRICE APPRECIATION FOR
                             ACQUIRED                     AT FISCAL YEAR-END (#)          OPTION TERM ($) (1)
                               ON             VALUE      -----------------------     ----------------------------
    NAME                   EXERCISE (#)    REALIZED ($)  EXERCISABLE UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
    ----                   ------------    ------------  ----------- -------------   -----------  -------------
Jay L. Schottenstein           --              --            56,000           --            --             --
John C. Rossler                --              --           183,000    2,262,000      $257,870      $3,370,380
Edwin J. Kozlowski             --              --           118,000    1,602,000      $175,820      $2,386,980
James A. McGrady               --              --           131,000      444,000      $168,470      $  643,680
Julia A. Davis                 --              --                --       40,000            --      $  174,400

---------------
(1) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end of $5.99. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

                         EQUITY COMPENSATION PLAN TABLE

                  The following table sets forth additional information as of January 31, 2004, about our common shares that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

                                                                                      NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE FOR
                               NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE        ISSUANCE UNDER EQUITY
                               BE ISSUED UPON EXERCISE      EXERCISE PRICE OF          COMPENSATION PLANS
                               OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
                                 WARRANTS AND RIGHTS       WARRANTS AND RIGHTS      REFLECTED IN COLUMN (1)
                                 -------------------       -------------------      -----------------------
Equity compensation plans
approved by security holders          9,294,197                   $6.50                    3,574,183
(1)
Equity compensation plans
not approved by security                 N/A                       N/A                        N/A
holders
Total                                 9,294,197                   $6.50                    3,574,183

-----------------
(1) Equity compensation plans approved by shareholders include the 1991 Stock Option Plan, as amended, and the 2000 Stock Incentive Plan.

AGREEMENTS WITH KEY EXECUTIVES

                  On July 24, 2002, Mr. Rossler entered into a new employment agreement with the Company with an effective date of February 3, 2002. The new employment agreement provides for an annual salary of $700,000 with annual increases of 2.5%. In connection with the execution of the new employment agreement, Mr. Rossler received a signing bonus of $250,000. Beginning for the fiscal year ending February 1, 2003, and in accordance with the Company's Incentive Compensation Plan, Mr. Rossler will receive an annual cash incentive bonus based upon a predetermined formula of the Company's earnings before interest and taxes.

                  Pursuant to his employment agreement, if the Company terminates Mr. Rossler's employment "without cause" or Mr. Rossler terminates his employment for "good reason" (as such terms are defined therein), Mr. Rossler will be entitled to:
                  (i) his base salary for 12 months following the effective date of termination; (ii) reimbursement for health care coverage for a period of no more than 18 months following the effective date of termination, subject to certain provisos; (iii) pro rata share of any incentive compensation that he would have otherwise received on the date of his termination, subject to certain provisos; and (iv) subject to applicable terms and conditions, all outstanding standard stock options will become fully exercisable, all restrictions imposed on any outstanding shares of restricted stock will lapse, and all outstanding performance options will be fully exercisable.

                  In addition, if the Company terminates Mr. Rossler's employment "without cause" or Mr. Rossler terminates his employment for "good reason" within six consecutive calendar months ending immediately before the month in which a "change in control" occurs or 24 consecutive calendar months beginning after a "change in control" (as such terms are defined therein), Mr. Rossler is entitled to receive the following:
                  (i) a lump sum amount equal to the sum of (1) 300% of his base salary plus (2) 300% of his targeted bonus under the Company's incentive bonus plan for the year in which his employment terminates; (ii) subject to applicable terms and conditions, all outstanding standard stock options will become fully exercisable; (iii) subject to applicable terms and conditions, all restrictions imposed on any outstanding shares of restricted stock will lapse; and (iv) subject to applicable terms and conditions, all outstanding performance options will be fully exercisable.

                  Mr. Kozlowski entered into an employment agreement with the Company, effective May 1, 2001, for a term ending April 30, 2004, pursuant to which the Company loaned Mr. Kozlowski funds to close on his Columbus housing. This loan was repaid with interest at the prime rate of National City Bank, Columbus, in April 2003. The Company also loaned Mr. Kozlowski the initiation fee for a country club membership. This loan is being forgiven at a rate of 10 percent for each 12 consecutive month period Mr. Kozlowski remains employed after the date the loan was made and will be fully forgiven if Mr. Kozlowski dies or becomes disabled before the end of the ten-year period. If Mr. Kozlowski leaves employment with the Company for any reason other than death or disability before the ten-year period has elapsed, he will be responsible for the balance of the payment. The largest amount of the loan outstanding in fiscal 2003 was $72,662 and the amount of the loan outstanding was $63,996 at May 5, 2004.

                  On February 14, 2003, Mr. Kozlowski entered into a new employment agreement with the Company with an effective date of February 3, 2002. The new employment agreement provides for an annual salary of $500,000 with annual increases of 2.5%. Beginning for the fiscal year ending February 1, 2003, and in accordance with the Company's Incentive Compensation Plan, Mr. Kozlowski will receive an annual cash incentive bonus based upon a predetermined formula of the Company's earnings before interest and taxes. The new employment agreement also provides for the continuation of the loan for the initiation fee for the country club membership provided in Mr. Kozlowski's previous employment agreement.

                  Pursuant to his employment agreement, if the Company terminates Mr. Kozlowski's employment "without cause" or Mr. Kozlowski terminates his employment for "good reason" (as such terms are defined therein), Mr. Kozlowski will be entitled to:
                  (i) his base salary for 12 months following the effective date of termination; (ii) reimbursement for health care coverage for a period of no more than 18 months following the effective date of termination, subject to certain provisos; (iii) pro rata share of any incentive compensation that he would have otherwise received on the date of his termination, subject to certain provisos; and (iv) subject to applicable terms and conditions, all outstanding standard stock options will become fully exercisable, all restrictions imposed on any outstanding shares of restricted stock will lapse, and all outstanding performance options will be fully exercisable.

                  In addition, if the Company terminates Mr. Kozlowski's employment "without cause" or Mr. Kozlowski terminates his employment for "good reason" within six consecutive calendar months ending immediately before the month in which a "change in control" occurs or 24 consecutive calendar months beginning after a "change in control" (as such terms are defined therein), Mr. Kozlowski is entitled to receive the following: (i) a lump sum amount equal to the sum of (1) 300% of his base salary plus (2) 300% of his targeted bonus under the Company's incentive bonus plan for the year in which his employment terminates; (ii) subject to applicable terms and conditions, all outstanding standard stock options will become fully exercisable; (iii) subject to applicable terms and conditions, all restrictions imposed on any outstanding shares of restricted stock will lapse; (iv) subject to applicable terms and conditions, all outstanding performance options will be fully exercisable and (v) the balance remaining, if any, of the Company's loan to Mr. Kozlowski in connection with his country club membership will be forgiven.

                  Mr. McGrady entered into an employment agreement with the Company effective June 21, 2000, for a term ending June 21, 2003. The agreement provides for an annual salary of $300,000 and a bonus of at least 40% of his base salary if Board approved, predetermined, performance measures set annually are met.

                  Ms. Davis entered into an employment agreement with the Company effective as of April 29, 2004, which terminates upon her death, disability (as such term is defined in Ms. Davis' employment agreement), voluntary termination by Ms. Davis or involuntary termination by the Company. The agreement provides for an annual salary of $260,000 and a cash bonus of 50% of her base salary if Board approved, predetermined performance measures set annually are met. In addition, for each year Ms. Davis' annual salary is less than $300,000, she will receive a minimum guaranteed bonus to raise her salary to $300,000.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

                  The Board has delegated to the Compensation Committee the authority to review and approve on an annual basis the corporate goals and objectives with respect to compensation for the executive officers of the Company, other than the Chairman's compensation, and to evaluate the executive officers' performance in light of these established goals and objectives. The committee has the sole authority to set the chief executive officer's annual compensation, including salary, bonus, incentive and equity compensation, and to approve the annual compensation, including salary, bonus, incentive and equity compensation, for the other executive officers.

COMPENSATION PHILOSOPHY

                  The Company's executive compensation program is based on two objectives:

                  - To provide market-competitive compensation opportunities, and

                  - To create a strong link among the interests of the shareholders, the Company's financial performance, and the total compensation of the Company's Executive Officers.

                  The key components of the Company's executive officer compensation program are short-term compensation, consisting of an annual base salary and annual bonuses under the Company's Incentive Compensation Plan, and long-term equity based compensation consisting of grants of restricted stock and stock option awards.

                  Base Salaries. Our policy is to pay executive officers at or somewhat above competitive compensation averages for comparable positions. Compensation levels for individual executive officers, however, may be more or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive's position, experience, skills, achievements, tenure with Retail Ventures, Inc. and historical compensation levels. Generally, previously granted stock options and other equity awards are not considered in setting cash compensation levels.

                  Incentive Compensation. The Compensation Committee believes incentive compensation should be calculated to achieve a combination of individual and company-wide objectives and performance goals that clearly link the interests of the executive officers with the financial performance of the Company.

                  The key component of the incentive compensation program is the Incentive Compensation Plan pursuant to which bonuses are paid based upon a predetermined formula of the Company's earnings before interest and taxes. The Compensation Committee administers this Plan. For fiscal year 2003, the predetermined earnings were not achieved and no bonuses were paid under the Plan.

                  The Committee believes that, from time-to-time, achieving objectives and goals other than earnings targets may also be in the best interests of the Company and its shareholders. During fiscal year 2004, management is undertaking a significant number of time-consuming projects that are not related to operations (such as implementing the Sarbanes-Oxley
                  Section 404 controls, refinancing its revolving credit facility and pursing other liquidity options) or are extraordinary in nature (such as the relocation and consolidation of the Company's offices and proposed technology upgrades). The Compensation Committee believes it is important that these endeavors be given substantial attention. Consequently, the Committee has authorized additional incentive payments to the Chief Executive Officer in an amount of up to $400,000 and the other executive officers as a group of up to $500,000, in the aggregate, during 2004.

                                               Respectfully submitted,

                                               COMPENSATION COMMITTEE
                                               Elizabeth M. Eveillard, Chair
                                               Henry L. Aaron
                                               Harvey L. Sonnenberg

PERFORMANCE GRAPH

                  The following graph compares the performance of the Company with that of the Standard & Poor's General Merchandise Stores Index and the Russell 2000 Index, both of which are published indexes. This comparison includes the period beginning January 30, 1999 through January 31, 2004.

                  The Standard & Poor's General Merchandise Stores Index is published weekly in the Standard & Poor's Statistical Service and the index value preceding each fiscal year end has been selected for purposes of this comparison. The Russell 2000 Index is a capitalization-weighted index of domestic equity securities traded on the New York and American Stock Exchanges and the NASDAQ that measures the performance of the 2,000 smallest companies in the Russell 3000 Index. The common shares are traded on the NYSE.

                  The comparison of the cumulative total returns for each investment assumes $100 was invested on January 30, 1999, and that all dividends were reinvested.

[PERFORMANCE GRAPH]

        Company / Index                             30Jan99      29Jan00    3Feb01     2Feb02    1Feb03    31Jan04
----------------------------------                  -------      -------    ------     ------    ------    -------
RETAIL VENTURES INC                                   100        137.63      59.35      37.25     16.77      51.53
RUSSELL 2000                                          100        119.72     120.35     116.96     91.96      91.96
S&P 500 GENERAL MERCHANDISE STORES                    100        127.51     130.50     140.70    110.16     152.20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REAL ESTATE LEASES AND SUBLEASES

                  The Company leases stores and warehouses under various arrangements with our majority shareholder, SSC, and its affiliates. Such leases expire through 2024 and in most cases provide for renewal options. Generally, the Company is required to pay real estate taxes, maintenance, insurance and contingent rentals based on sales in excess of specified levels.

                  Under a Master Lease Agreement, as amended, the Company leases five store locations owned by SSC. Additionally, the Company leases or subleases from SSC, or affiliates of SSC, 31 store locations, 6 warehouse facilities and a parcel of land. The minimum rent for these leaseholds is set forth below with additional contingent rents based on aggregate sales in excess of specified sales for the store locations. Leases and subleases with related parties are for initial periods generally ranging from five to twenty years, provide for renewal options and require the Company to pay real estate taxes, maintenance and insurance.

                  Each lease entered into with SSC or its affiliates is on terms at least as favorable to the Company as could be obtained in an arm's-length transaction with an unaffiliated third party, and in certain instances, the Company is given preferential terms. The Company has a policy that requires our audit committee to review and approve all affiliated leases prior to consummation.

                  During the last fiscal year, the Company paid approximately $22.0 million in related party lease expense.

                  Future minimum lease payments required under the aforementioned leases, exclusive of real estate taxes, insurance and maintenance costs, at January 31, 2004 are as follows (in thousands):

FISCAL YEAR            MINIMUM PAYMENTS
-----------            ----------------
2004                     $ 22,021
2005                       22,247
2006                       21,839
2007                       21,054
2008                       19,959
Future Years              131,433
      Total              $238,553

                  SSC operates a chain of furniture stores, five of which operate in separate space subleased from the Company. Three of these furniture store subleases (the "Furniture Subleases") are for a term concurrent with the respective lease between the Company and a third party landlord. These Furniture Subleases provide for the payment by SSC of base rent and other charges in amounts at least equal to its pro rata share based on square footage and its pro rata share of any percentage rent based on its gross sales. Two additional furniture store subleases are for periods shorter than our lease. For fiscal 2003, SSC paid to the Company an aggregate of $1.4 million pursuant to these subleases.

LICENSE AGREEMENTS WITH AFFILIATES

                  In July 1997, the Company entered into agreements to form a 50/50 joint venture with Mazel Stores, Inc. to create VCM, Ltd. to operate the health and beauty care and toys and sporting goods departments in our Value City stores as licensed departments. Effective with the close of business on February 2, 2002, the Company acquired Mazel's 50% interest in VCM for $8.4 million, and the Company now owns 100% of VCM.

MERCHANDISE TRANSACTIONS WITH AFFILIATES

                  The Company, from time to time, purchases merchandise from and sells merchandise to affiliates of SSC. Some of such affiliates of SSC manufacture, import and wholesale apparel as their principal business. The members of the Company's merchandising staff use these sources and make their purchasing decisions in the same manner as with unaffiliated sources. Any merchandise purchased from such sources is on terms at least as favorable to us as could be obtained in an arm's-length transaction with an unaffiliated third party, and in certain instances, the Company is given terms preferential to those available to unaffiliated customers. Total purchases by us from SSC and affiliates for fiscal 2003 were approximately $18.5 million of which approximately $13.5 million were purchases from American Eagle Outfitters, Inc., an affiliate of SSC, representing 1.1% of our total purchases during the fiscal year, while in fiscal 2002 purchases were $13.2 million of which approximately $7.6 million were purchases from American Eagle Outfitters, Inc., representing 0.9% of our total purchases during the fiscal year.

SERVICES AGREEMENTS

                  The Company shares with SSC and its affiliates certain incidental support personnel and services for the purpose of achieving economies of scale and cost savings. These shared services include certain architectural, legal, advertising, import and administrative services. The Company has entered into a Corporate Services Agreement with SSC that sets forth the terms for payment of the costs of these shared services. The Company believes that it is able to obtain such services at a cost, which is equal to or below the cost of providing such services internally or obtaining such services from unaffiliated third parties. For fiscal 2003, the Company paid SSC or its affiliates $2.0 million for such services. The Corporate Services Agreement also provides for participation by the Company in the self-insurance program maintained by SSC. Under that program, the Company is self-insured for purposes of personal injury and property damage, motor vehicle and Ohio workers' compensation claims up to various specified amounts, and for casualty losses up to $100,000. Claims and losses in excess of the specified amounts are covered by stop-loss or excess liability policies maintained by SSC, which include us as a named insured. SSC maintains reserves and pays claims for self-insured amounts under the program and will continue to do so with respect to our participation in the program. SSC charges its affiliates, divisions and our Company premiums based, among other factors, on loss experience and its actual payroll and related costs for administering the program. For fiscal 2003, the Company paid SSC $1.1 million for participation in the program. Most of the services described above were terminated during fiscal 2003.

DEBT AGREEMENTS

                  On June 11, 2002, the Company entered into two separate credit facilities equally held by Cerberus Partners, L.P. and SSC, and amended and restated its $75.0 million senior subordinated convertible loan, initially entered into on March 15, 2000, which is held equally by Cerberus Partners, L.P. and SSC. The Company recorded $24.8 million in interest expense in cash to Cerberus relating to the two credit facilities in fiscal 2003 of which $22.2 million was paid to Cerberus.

         $100 Million Term Loans

                  The Term Loans are comprised of a $50.0 million Term Loan B and a $50.0 million Term Loan C. All obligations under the Term Loans are senior debt and, subject to an Intercreditor Agreement by and among the parties, have the same rights and privileges as the Revolving Credit Facility and the Senior Subordinated Convertible Loan. The Company and its principal subsidiaries are obligated on the Term Loans. The maturity date is June 11, 2005.

                  The Term Loans' stated rate of interest per annum through June 11, 2004 is 14% if paid in cash and 15% if the Company elects a paid-in-kind ("PIK") option. During the first two years of the Term Loans, the Company may elect to pay all interest in PIK. During the final year of the Term Loans, the stated rate of interest is 15.0% if paid in cash or 15.5% by PIK, and the PIK option is limited to 50% of the interest due. For the fiscal years ended January 31, 2004 and February 1, 2003, the Company elected to pay interest in cash.

                  The Company issued 2,954,792 Warrants to purchase common shares at an initial exercise price of $4.50 per share to the Term Loan C Lenders. The Warrants are exercisable at any time prior to June 11, 2012. The Company has granted the Term Loan C Lenders registration rights with respect to the shares issuable upon exercise of the Warrants. The $6.1 million value ascribed to the Warrants was estimated as of the date of issuance using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 5.6%; expected life of 10 years; expected volatility of 47%; illiquidity discount of 10%; and an expected dividend yield of 0%. The related debt discount is amortized into interest expense over the life of the debt.

                  The number of shares issuable varies upon the occurrence of the following: (i) the issuance of additional common shares without consideration or for a consideration per share less than the Warrant exercise price; (ii) the declaration of any dividend; (iii) the combination or consolidation of the outstanding common shares into a lesser number of shares; (iv) the issuance or sale of additional shares at a price per share less than the current market price but greater than the Warrant exercise price; (v) the issuance of convertible securities which are convertible into common shares; and/or (vi) the exchange of shares in a merger or other business combination.

         $75 Million Senior Convertible Loan

                  The Company has amended and restated its $75.0 million Senior Subordinated Convertible Loan on June 11, 2002 ("Convertible Loan"). As amended, borrowings under the Convertible Loan bear interest at 10% per annum. At the Company's option, interest may be PIK for the first two years, and thereafter, at the Company's option, up to 50% of the interest due may be PIK until maturity. PIK interest accrued with respect to the Convertible Loan is added to the outstanding principal balance, on a quarterly basis and is payable in cash upon the maturity of the debt. The Convertible Loan is guaranteed by all of our principal subsidiaries and is secured by a lien on assets junior to liens granted in favor of the lenders on the Revolving Credit Agreement and Term Loans. The Convertible Loan is not subject to prepayment until June 11, 2007. The agent has the right to designate two observers to the Company's Board for so long as the agent is the beneficial owner of at least 50% of the advances initially made by it and has the right to designate two individuals to our Board for so long as the agent is the beneficial owner of at least 50% of the conversion shares issued upon conversion of the advances initially made by it.

                  The Convertible Loan is convertible at the option of the holders into the Company's common shares at an initial conversion price of $4.50. The maturity date is June 10, 2009.

CERTAIN EMPLOYMENT ARRANGEMENTS

                  Mr. Jay Schottenstein is the Chairman of the Company. His son, Joseph Schottenstein, was employed by the Company to assist the Company in developing a management training program and performing services as a buyer for Value City. During fiscal 2003, Mr. Joseph Schottenstein received an amount totaling approximately $78,000 for his services as an employee of the Company and as payment for certain finder's fees in connection with purchases by the Company and other employment benefits for his services as an employee of the Company.

                  Mr. John Rossler is the Chief Executive Officer and the President of the Company. His son, Ryan Rossler, is employed by the Company as a buyer for DSW. During fiscal 2003, Mr. Ryan Rossler received salary and bonus totaling approximately $95,000 and other employment benefits, including 401(k) plan and associate stock purchase plan contributions by the Company and cafeteria health care plan consistent with those provided to other associates of the Company holding comparable positions.

INDEPENDENT PUBLIC ACCOUNTANTS

                  The Company's Audit Committee has selected Deloitte & Touche LLP as the independent public accountants of the Company for the current fiscal year. Management expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OTHER MATTERS

SHAREHOLDER PROPOSALS PURSUANT TO RULE 14a-8

                  In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Annual Meeting of Shareholders in 2005, a shareholder proposal pursuant to Securities and Exchange Commission Rule 14a-8 must be received by the Company no later than January 9, 2005. Written requests for inclusion should be addressed to: Corporate Secretary, 3241 Westerville Road, Columbus, Ohio 43224. It is suggested that you mail your proposal by certified mail, return receipt requested.

SHAREHOLDER PROPOSALS OTHER THAN PURSUANT TO RULE 14a-8

                  With respect to any shareholder proposal not submitted pursuant to Securities and Exchange Commission Rule 14a-8 in connection with the Annual Meeting of Shareholders in 2005, the proxy for such meeting will confer discretionary authority to vote on such proposal unless (i) the Company is notified of such proposal not later than March 26, 2005 and (ii) the proponent complies with the other requirements set forth in Securities and Exchange Commission Rule 14a-4.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

                  Shareholders may communicate with the Board of Directors or individual directors directly by writing to the directors in care of the Secretary of the Company, 3241 Westerville Road, Columbus, Ohio 43224, in an envelope clearly marked "shareholder communication." Such communications will be provided promptly and, if requested, confidentially to the respective directors.

GENERAL INFORMATION

                  A COPY OF FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SENT TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS DEPARTMENT, 3241 WESTERVILLE ROAD, COLUMBUS, OHIO 43224.

                  Management knows of no other business which may be properly brought before the Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

                  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE.

                                             By Order of the Board of Directors,

                                                                James A. McGrady
                                       Executive Vice President, Chief Financial
                                                Officer, Treasurer and Secretary

                                                                         ANNEX A

                              RETAIL VENTURES, INC.

                   SECOND AMENDED AND RESTATED CHARTER OF THE
                                 AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

               AS ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS
                                 MARCH 18, 2004

         This Charter governs the operations of the Audit Committee (the "Audit Committee") of the Board of Directors of Retail Ventures, Inc. (the "Company"). The Audit Committee shall review and reassess the adequacy of this Charter no less frequently than annually and obtain the approval of the Board for any amendments to this Charter. This Charter and any amendments hereto shall be publicly disclosed at the times and in the manner required by the applicable rules or criteria established by the New York Stock Exchange ("NYSE") and the Securities and Exchange Commission (the "Commission") and, in any event, shall be posted on the Company's website.

I.       AUDIT COMMITTEE PURPOSE

         The purpose of the Audit Committee of the Board of Directors of Retail Ventures, Inc. (the "Company") is to assist the Board of Directors in fulfilling its oversight responsibilities of:

         -        the integrity of the Company's financial statements;

         - the Company's compliance with legal and regulatory requirements;

         -        the independent auditor's qualifications and independence; and

         - the performance of the Company's internal audit function and independent auditor.

The Audit Committee shall prepare the report required by the rules of the Commission to be included in the Company's annual proxy statement. The Audit Committee shall also review and approve all related party transactions in excess of certain guidelines approved by the Audit Committee.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

         AUDIT COMMITTEE COMPOSITION. The Audit Committee shall serve at the pleasure of the Board. The Audit Committee shall be comprised of three or more directors of the Board, each of whom shall be recommended annually by the Nominating and Corporate Governance Committee and appointed by the Board. Audit Committee members shall meet the independence, experience and other requirements of the NYSE as well as in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall satisfy any other standards of independence as may be prescribed by then applicable laws, rules and regulations. The Company shall disclose Board determinations in respect of the independence of the Company's proxy statement for the Company's annual meeting.

         All members of the Audit Committee shall be financially literate, as determined by the Board, or shall become financially literate within a reasonable period of time after appointment to the Audit Committee. At least one member of the Audit Committee shall be an "audit committee financial expert" and shall have accounting or related financial management expertise, each as defined in the applicable rules or criteria established by the Commission and NYSE, as determined by the Board.

         If an Audit Committee member serves on the audit committee of more than two other public companies, such member shall promptly notify the other members of the Audit Committee and the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall determine, whether such simultaneous service would impair the ability of such member to effectively serve on the Audit Committee.

         The Board, upon recommendation of the Nominating and Corporate Governance Committee, may fill any vacancies in the Audit Committee and may remove an Audit Committee member from membership on the Audit Committee at any time, with or without cause.

         MEETINGS. The Audit Committee shall be chaired by one of its members nominated by the Nominating and Corporate Governance Committee and appointed by the Board. If the Board does not appoint a Chair of the Audit Committee, the Audit

Committee may designate a Chair by majority vote of the full Audit Committee.

         The Audit Committee shall meet at least quarterly, or convene more frequently as circumstances dictate. The Audit Committee shall meet periodically with management, the internal auditors, and the independent auditor in separate executive sessions. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee may request any officer or employee of the Company, its outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any member of, or consultants to, the Audit Committee.

         A majority of the whole Audit Committee shall constitute a quorum for the transaction of any business by the Audit Committee at a meeting. Unless otherwise required by this Charter or the Company's Code of Regulations, action may be taken by a majority of the members of the Audit Committee at a meeting.

III.     AUDIT COMMITTEE AUTHORITY, RESPONSIBILITIES AND DUTIES

         The primary responsibility of the Audit Committee is to oversee the Company's accounting and financial reporting processes on behalf of the Board and report the results of its activities to the Board. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and its subsidiaries.

         The Audit Committee shall be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting. The Audit Committee shall have the sole responsibility to retain and replace the independent auditor. The independent auditor shall not be permitted to render any services to the Company or its subsidiaries unless the terms of, and the fees to be paid for, such services, whether audit services or permitted non-audit services, have been approved by the Audit Committee. The independent auditor shall report directly to the Audit Committee.

         The Audit Committee shall establish guidelines for and have the sole responsibility to review and approve all related party transactions in excess of such guidelines approved by the Audit Committee.

         The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the Audit Committee, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

         The Audit Committee is authorized by the Board to investigate any matter within its terms of reference. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee is authorized to seek information from any of the Company's directors, officers or employees, and from any outside advisors of the Company, for the purpose of fulfilling its duties and the Board shall, if so requested, direct such persons to cooperate with the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee in its capacity as a committee of the Board, for payment of compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; payment of compensation to any other advisors employed by the Audit Committee; and payment of ordinary administrative expenses of the Audit Committee that the Audit Committee determines are necessary or appropriate in carrying out its duties.

         The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall have the Charter published at least every three years in accordance with the Commission's regulations. The Audit Committee shall annually review the Audit Committee's own performance.

         Consistent with the duties and obligations above, the Audit Committee, shall also perform the following functions:

         Financial Statement and Disclosure Matters

         1. Review and discuss the Company's annual audited financial statements with management and the independent auditor, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

         2. Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

         3. Discuss and review major issues regarding accounting and financial statement presentation, including:

                  (a) any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; and

                  (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements

         4. Review and discuss reports from the independent auditor submitted to the Audit Committee under Section 10A(k) of the Exchange Act, which reports shall include:

                  (a) all critical accounting policies and practices to be used;

                  (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and

                  (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

         5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

         6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company's financial statements.

         7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies and guidelines. The Audit Committee is not required to be the sole body responsible for risk assessment and management, but it must discuss guidelines and policies to govern the process by which risk assessment and management is undertaken.

         8. Discuss with the independent auditor the matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

         9. Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of the internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

         Oversight of the Company's Relationship with the Independent Auditor

         10. Obtain and review a report from the independent auditor, at least annually, describing:

                  (a) the independent auditor's internal quality-control procedures;

                  (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

                  (c) all relationships between the independent auditor and the Company.

                  After review, the Audit Committee shall evaluate the qualifications, performance, and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. This evaluation shall include the review and evaluation of the lead or coordinating partner of the independent auditor, and should ensure the rotation of such lead or coordinating partner of the independent auditor as required by law. The Audit Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee shall present its conclusions with respect to the independence, qualifications and performance of the independent auditor to the Board.

         11. Ensure that the independent auditor submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships with, and professional services provided to, the Company, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented. The Audit Committee shall also be responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor and recommending that the full Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

         12. Establish policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

         13. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

         14. Review with the independent auditor any audit problems or difficulties, and management's response, including without limitation, whether there were any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management.

         15. Pre-approve (a) all audit services, which may entail providing comfort letters in connection with securities underwritings and (b) non-audit services, which means any professional services provided to the Company and its subsidiaries by the independent auditor other than those provided to the Company and its subsidiaries in connection with an audit or review of the Company's financial statements. In no event shall the independent auditor perform any non-audit services for the Company or any of its subsidiaries which are prohibited by applicable law or the rules or regulations implemented by the Commission or the Public Company Accounting Oversight Board.

         16. Satisfy its pre-approval duties under Paragraph 15 by delegating pre-approval authority to one or more members of the Audit Committee. A pre-approval granted pursuant to the preceding sentence shall be reported to the Audit Committee at the next Audit Committee meeting following such pre-approval; provided, however, that the pre-approval requirements of Paragraphs 14 and 15 are waived with respect to the provisions of services by the independent auditor, other than audit, review or attest services, if:

                  (a) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the services are provided;

                  (b) such services were not recognized by the Company at the time of engagement to be non-audit services; and

                  (c) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or the member(s) of the Audit Committee to whom pre-approval authority has been delegated under Paragraph 15 above.

         17. May establish pre-approval policies and procedures, in compliance with the rules and criteria established by the Commission. Such pre-approval policies and procedures must be detailed as to the particular services to be provided, ensure that the Audit Committee knows precisely what services it is being asked to pre-approve and not include any delegation to management of the Audit Committee's responsibilities under applicable laws, rules and regulations to pre-approve all services provided by the independent auditor.

         18. Be responsible for overseeing compliance by the Company and the independent auditor with the requirements imposed by the Public Company Accounting Oversight Board. The Audit Committee shall obtain assurances from the independent auditor that the independent auditor has complied with Section 10A of the Securities Exchange Act of 1934, as amended and the rules promulgated by the SEC thereunder, the rules and policies of the Public Company Accounting Oversight Board and all other applicable laws, rules and regulations.

         Oversight of Internal Controls

         19. Review on at least an annual basis the adequacy of the Company's internal controls, steps adopted in light of material control deficiencies and significant internal control recommendations identified through the internal or external audit process and ensure that appropriate corrective actions are instituted. The Audit Committee shall discuss with the independent auditor, the personnel responsible for the internal audit function, management, and such other financial and accounting personnel of the Company as the Audit Committee deems appropriate, their respective assessments of the adequacy and effectiveness of the Company's internal control over financial reporting and related accounting and financial controls.

         20. Review and discuss with management and the independent auditor the assessment of internal control over financial reporting and report on internal control over financial reporting made by management and the attestation report related to such assessment by the independent auditor, in each case as required by applicable laws, rules and regulations.

         21. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         Oversight of the Company's Internal Audit Function

         22. Review the appointment and replacement of the senior internal auditing executive or the entity performing the internal audit function.

         23. Review the significant reports to management prepared by the internal auditing department (or the entity performing the internal audit function) and management's responses.

         24. Discuss with the independent auditor and management the internal audit department (or the entity performing the internal audit function) responsibilities, budget, and staffing and any recommended changes in the planned scope of the internal audit.

         Compliance Oversight Responsibilities

         25. Meet separately, periodically, with management, with the internal auditors (or other personnel responsible for the internal audit function) and with the independent auditor.

         26. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

         27. Review reports and disclosures of insider and related party transactions.

         28. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct.

         29. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         30. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

         31. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities

         32. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         33. Review, no less frequently than quarterly, with the Chief Executive Officer and the Chief Financial Officer, the Company's disclosure controls and procedures and management's conclusions about the adequacy and effectiveness of such disclosure controls and procedures.

         34. Perform any other activities consistent with this Charter, the Company's code of regulations, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

IV.      LIMITATION OF AUDIT COMMITTEE'S ROLE

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                                                         ANNEX B

                              RETAIL VENTURES, INC.
                       AUDIT COMMITTEE PRE-APPROVAL POLICY

         This Policy identifies the Audit Committee's procedures and conditions for pre-approving audit, audit-related and non-audit services performed by a public accounting firm that acts as the independent auditor (the "Auditor") responsible for auditing the consolidated financial statements of Retail Ventures, Inc., an Ohio corporation (the "Company"), and its subsidiaries and affiliates.

I. STATEMENT OF PRINCIPLES

         The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities of ensuring the independence of the Auditor.

         The Audit Committee will engage the Auditor for the audit of the Company's consolidated financial statements. Prior to the engagement of the Auditor for any audit or permissible non-audit service, the engagement must be
(a) pre-approved pursuant to the pre-approval policies and procedures set forth herein or (b) specifically approved by the Audit Committee. The Audit Committee will not grant broad, categorical approvals for services to be provided; rather, to ensure that the Audit Committee knows precisely what services it is pre-approving, such services must be described in sufficient detail when presented to the Audit Committee for pre-approval.

         The appendices to this Policy describe the services that have been pre-approved by the Audit Committee. The Audit Committee intends, as part of its pre-approval procedures, to include cost and time limitations for each audit or non-audit service to be provided by the Auditor. Any proposed services exceeding the pre-approved cost or time limits established for such services in the appendices hereto will require specific approval by the Audit Committee.

         The Audit Committee will periodically revise the list of pre-approved services reflected on the appendices hereto from time to time, based on subsequent determinations made by the Audit Committee. Additionally, the Audit Committee may amend this Policy from time to time in accordance with the Audit Committee's charter or the Company's Regulations.

         The Auditor has reviewed this Policy and believes that implementation of the Policy will not adversely affect the Auditor's independence.

II. DELEGATION OF AUTHORITY

         The Audit Committee may delegate pre-approval authority to one or more if its independent members and approval of such member or members within the parameters of this Policy shall constitute approval of the Audit Committee hereunder. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the Committee's responsibilities for pre-approving audit and non-audit services performed by the Auditor.

III. AUDIT SERVICES

         The annual audit, review or attestation engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee's approval is required for any necessary changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

         The known or anticipated audit services pre-approved, or that will be pre-approved, by the Audit Committee are listed and will be listed in Appendix A, as amended from time to time. In addition to the annual audit, review or attestation services specifically approved by the Audit Committee, the Audit Committee may grant pre-approval for other known or anticipated audit services. All other audit services not listed in Appendix A must be separately pre-approved by the Audit Committee in accordance with this Policy.

IV. AUDIT-RELATED SERVICES

         Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and that are traditionally performed by the Auditor in connection therewith. The Audit Committee believes that the provision of the audit-related services does not impair the independence of the Auditor. The known or anticipated audit-related services pre-approved, or that will be pre-approved, by the Audit Committee are listed and will be listed in Appendix B, as amended from time to time. All other audit-related services not listed in Appendix B must be separately pre-approved by the Audit Committee in accordance with this Policy.

V. TAX SERVICES

         The Audit Committee believes that the Auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the Auditor's independence. However, the Audit Committee will not permit the retention of the Auditor in connection with a transaction initially recommended by the Auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations or similar regulations of other applicable jurisdictions. The known or anticipated tax services pre-approved, or that will be pre-approved, by the Audit Committee are listed and will be listed in Appendix C, as amended from time to time. All other tax services not listed in Appendix C or tax services involving large and complex transactions must be separately pre-approved by the Audit Committee in accordance with this Policy.

VI. ALL OTHER SERVICES

         The Audit Committee may pre-approve those permissible non-audit services classified as "All Other Services" that it believes would not impair the independence of the Auditor. The known or anticipated other non-audit services pre-approved, or that will be pre-approved, by the Audit Committee are listed and will be listed in Appendix D, as amended from time to time. All other permissible non-audit services not listed in Appendix D must be separately pre-approved by the Audit Committee in accordance with this Policy.

         A list of the non-audit services prohibited by the Securities and Exchange Commission is attached to this Policy as Exhibit 1. Such exhibit may be amended from time to time to add any other service prohibited by applicable law, regulation, rule or accounting or auditing standard.

VII. WAIVER OF PRE-APPROVAL FOR NON-AUDIT SERVICES

         Specific pre-approval is not required for services not listed in Appendix D, provided that such non-audit services (a) do not aggregate to more than 5 percent of total revenues paid by the Company to the Auditor in the fiscal year in which the services are provided, (b) were not recognized as non-audit services at the time of the engagement and (c) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee (or its designated representative, if any, as authorized pursuant to Section II of this Policy).

VIII. PRE-APPROVED FEE LEVELS

         Pre-approved fee levels for all services to be provided by the Auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee. Each year the Auditor will provide the Audit Committee with a report of the known or anticipated audit, audit-related, tax and other non-audit services together with an estimate of the fees for such services. The Audit Committee will review the fees and scope of such services so as to avoid any question as to the compatibility of such services with the Auditor's independence. Each quarter the Auditor will provide the Audit Committee with a report of the audit, audit-related, tax and other non-audit services provided together with the actual fees incurred. Any changes to the estimate of services to be provided and fees attributable to such services will be discussed quarterly, and if necessary, revised.

IX. SUPPORTING DOCUMENTATION

         With respect to each proposed pre-approved service, the Auditor will provide the Audit Committee with detailed backup documentation regarding the specific services to be provided.

X. PROCEDURES

         Requests or applications to provide services that require specific approval of the Audit Committee will be submitted to the Audit Committee by both the Auditor and the Chief Financial Officer or other designated representative of the Company. The Audit Committee (or its designated representative, if any, as authorized pursuant to Section II of this Policy) will approve or disapprove the request or may request additional information from the Auditor and management prior to rendering its decision. In deliberating a request, the Audit Committee may meet in person, by telephone conference call or by any other means permitted by the Audit Committee's charter or the Company's Regulations. Without a meeting, the Audit Committee may act by unanimous written consent of all committee members or by any other means permitted by the Audit Committee's charter or the Company's Regulations.

                                   Appendix A
                           Pre-Approved Audit Services

- Services associated with SEC periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g. comfort letters, consents), and assistance in responding to SEC comment letters

- Consultations by the Company's management as to accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting bodies

                                   Appendix B
                       Pre-Approved Audit-Related Services

- Due diligence services pertaining to potential business acquisitions/dispositions and securities offerings

-        Financial statement audits of employee benefit plans

- Agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

- Internal control reviews and assistance with internal control reporting requirements

- Consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard-setting bodies

                                   Appendix C
                            Pre-Approved Tax Services

-        U.S. federal, state and local tax planning and advice

-        U.S. federal, state and local tax compliance

-        International tax planning and advice

                                   Appendix D
                      Other Non-Audit Services Pre-Approved

Not applicable.

                                  DETACH CARD
--------------------------------------------------------------------------------

                             RETAIL VENTURES, INC.
                  3241 Westerville Road, Columbus, Ohio 43224
       ------------------------------------------------------------------
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JUNE 9, 2004

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Retail Ventures, Inc. (the "Company") hereby appoints John C. Rossler, James A. McGrady and Julia A. Davis, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all of the common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Hilton Columbus, 3900 Chagrin Drive, Columbus, Ohio, on Wednesday, June 9, 2004, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the following purposes:

1. Election of the following Directors:

Henry L. Aaron
Ari Deshe
Jon P. Diamond
Elizabeth M. Eveillard
Jay L. Schottenstein
Harvey L. Sonnenberg
James L. Weisman

            [ ] FOR           [ ] WITHHOLD AUTHORITY FOR EACH NOMINEE
(Instruction: To Withhold Authority For A Specific Nominee, Write That Nominee's Name Here: _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _.)

2. To transact any other business which may properly come before the annual meeting or any adjournment thereof.

                                  (Continued and to be signed on the other side)

                                  DETACH CARD
--------------------------------------------------------------------------------

                          (Continued from other side)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated June 9, 2004, and the proxy statement of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

    PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


                                               Dated: -------------------, 2004

                                               ---------------------------------
                                                           Signature

                                               ---------------------------------
                                                           Signature

                                               Signature(s) shall agree with the
                                               name(s) printed on this Proxy. If
                                               shares are registered in two
                                               names, both shareholders should
                                               sign this Proxy. If signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give your full
                                               title as such. If the shareholder
                                               is a corporation, please sign in
                                               full corporate name by an
                                               authorized officer. If the
                                               shareholder is a partnership or
                                               other entity, please sign that
                                               entity's name by authorized
                                               person. (Please note any change
                                               of address on this Proxy.)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS